UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2011

INFRASTRUCTURE DEVELOPMENTS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-52936	27-1034540
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

299 S. Main Street, 13th floor, Salt Lake City, Utah  84111

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (801) 488-2006

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

On November 21, 2011, the board of directors of Infrastructure Developments Corp. (the "Company") authorized the issuance of 165,699,842 shares of common stock to WWA Group, Inc. (“WWA Group”), valued at $2,477,544 or $0.014952 per share on conversion of a convertible promissory note (“Note”) issued to WWA Group on May 17, 2011 (attached hereto by reference in Item 9.01), as amended, pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”).

The Company complied with the exemption requirements of Section 4(2) of the Securities Act based on the following factors: (1) the offer was an isolated private transaction by the Company which did not involve a public offering; (2) the offeree has access to the kind of information which registration would disclose; and (3) the offeree is financially sophisticated.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

The issuance of 165,699,842 shares of the Company's common stock to WWA Group constitutes a change in control of the Company.

Prior to the transaction detailed herein in Item 3.02, incorporated into this Item 5.01 by reference, on November 21, 2011, WWA Group owned 21,294,218 shares or 16.5% of the Company's 128,790,155 issued and outstanding common shares. Prior to the transaction, no single shareholder had control of the Company though WWA Group was its largest shareholder and WWA Group's CEO and CFO served as a director and CFO of the Company, respectively.

Following the transaction on November 21, 2011, WWA Group owned 186,994,060 shares or 63.5% of the Company's 294,489,997 issued and outstanding common shares.

There are no arrangements or understandings among members of the former and new control groups or their associates with respect to the election of directors or other matters.

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ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

The following exhibit is attached as part of this report:

Exhibit

No.

Description

99

Promissory Note with WWA Group, Inc., dated May 17, 2011, incorporated by reference to the Company’s Form 10-Q filed with the Commission on May 23, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

 Date: December 21, 2011

Infrastructure Developments Corp.

/s/ Thomas R. Morgan

Name: Thomas R. Morgan

Title: Chief Executive Officer and Director

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